Exhibit 99

'03 Earnings Outlook
($B)	2002		Earnings Growth

	"Old" 8:1 Basis	New Basis	'03E	1QE

Commercial Finance	$3.2	$3.2	15-20%	~15%
Consumer Finance	1.9	1.8	15-20%	~10%
Equipment Management	0.3	0.3	(5)-5%	~(30)%
Insurance	(0.5)	(0.1)	F	~Flat
Corp/Other	(0.3)	(0.6)	0-10%	U

Total	$4.6	$4.6	60-75%	0-5%

Commercial and Consumer Up Strong Double Digit

First Quarter '03 Dynamics

1Q V%

	Revenue	Op Profit/ Net Income	Comments

Power	~ (20)%	~ (40)%	As Planned: 33 (Greenville) GT Units Termination Fees ~$200 million, Down $100+ million Restructuring Benefits Ahead of Plan

Other Long Cycle	5-10%	10-15%	Service Growth & New Products on Plan Medical Up Double-Digit

Plastics	5-10%	~ (55)%	Volume & Material Inflation Worse

Other Short Cycle (Ex. Olympics)	5-10%	5-10%	Industrial Systems & Specialty Materials New Platforms Deliver NBC Up Double Digit Despite War Impact

Financial Services	0-5%	0-5%	Comm'l. & Consumer Up Double Digit; ERC Turnaround ... Securitization Down ~$200 million; Tax Rate as Planned; Dividend at 10% Rate

In Tough Environment On Track for 32¢/Share Broad Based Improvement No Change in Total Year Outlook